EXHIBIT 10.22

Agreement of Lease, made as of this 1st day of November, 2008, between OUR TWO BUDDIES, LLC, TANJ PROPERTIES, LLC, AND WAYPOINT PROPERTIES, LLC parties of the first part, hereinafter referred to as OWNER and COFFEE HOLDING COMPANY, INC., party of the second part, hereinafter referred to as TENANT,

Witnesseth:  Owner hereby leases to Tenant and Tenant hereby hires from Owner FIVE GARAGES (known as Units 6,7,0,9, and 10) located at the premises known as 3475-3479 Victory Blvd., S.I., NY 10314 in the Borough of Staten Island, City of New York, for the term of provided in Article 37 ( or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of November, thousand and eight, and to end on the 31st day of October, two thousand and twenty-three, both dates inclusive, at an annual rental rate of provided for in Article 37 which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy

2.  Tenant shall use and occupy demised Premises for storage of personal property, merchandize, supplies, or other material owned by Tenant, and for no other purpose.  Tenant shall at all times conduct its business in a high grade and reputable manner.

Alterations:

3.  Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent.  Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved by Owner.  Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require.  If any mechanic’s lien is filed against the demised premise, or the building of which the same forms a part, for work claimed to have done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by filing the bond required by law.  All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner in Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s rights thereto and to have them removed by Tenant, in which event, the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense.  Nothing in this article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and store the premises to the condition existing prior to installation and repair any damage to the demised premises of the building due to such removal.  All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner at Tenant’s expense.

Repairs:

4.  Owner shall maintain and repair the public portions of the building, both exterior and interior, except that if Owner allows Tenant to erect on the outside of the building a sign or signs, or a hoist, lift or sidewalk elevator for the exclusive use of Tenant, Tenant shall maintain such exterior installations in good appearance and shall cause the same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition, at Tenant’s own cost and expense, and shall cause the same to be covered by the insurance provided for hereafter in Article 7.  Tenant shall, throughout the term of this lease, take goad care of the demised premises and the fixtures and appurtenances therein, and the sidewalks adjacent thereto, and it its sole cost and expense, make all nonstructural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty, excepted.  If the demised premises be or become infested with vermin, Tenant shall at Tenant’s expense, cause the same to be exterminated from time to time to the satisfaction of Owner.  Except as specifically provided in Article 8 or elsewhere in this lease, there shall be no allowance to the Tenant for the diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof, except that in the event that repairs made by the owner deprive the Tenant of more that 50% of the use of the demised property for a period of 15 days, the Tenant’s rent shall he reduced proportionately until the Tenant is provided with full use of the rental space.  The provisions of this article 4 with respect to the making of repairs shall, not apply in the case of fire or other casualty which are dealt with in Article 8 hereof.

Requirements of Law, Fire Insurance:

5.  Prior to the commencement of the lease term if Tenant is then in possession, and at all times thereafter, Tenant at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commission and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, or with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease).  Except as provided in Article 8 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto.  Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner.  Tenant shall pay all cost, expenses, fines, penalties or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article.  If the fire insurance rate shall, at the beginning of the lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant, to comply with the terms of this article.  In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rate then applicable to said premises.

Subordination:

6.  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidation, replacements and extensions of any such underlying leases and mortgages.  This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lease or by any mortgagee, affecting any lease or the real property of which the demised premises are part.  In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Loss, Damage, Indemnity:

7.  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to person or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees.  Owner or its agents will not be liable for any such damage caused by other tenants or person in, upon or about said building or caused by operations in construction of any private, public or quasi public work.  Tenant agrees, at Tenant’s sole cost and expense, to maintain general public liability insurance in standard form in favor of Owner and Tenant against claims for bodily injury or death or Property damage occurring in or upon the demised premises, effective from the date Tenant enters into possession and during the term of this lease.  Such insurance shall be in an amount and with carriers acceptable to the Owner, Such policy or policies shall be delivered to the Owner.  On Tenant’s default in obtaining or delivering any such policy or policies or failure to pay the charges thereof, Owner may secure or pay the charges for any such policy or policies and charge the Tenant as addition rent thereof.  Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant on condition of this lease, or the carelessness negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees.  Tenant’s liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant.  In case any action or proceeding is brought against Owner, by reason of any such claim.  Tenant, upon written notice from Owner, will at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonable withheld.

Destruction, Fire and Other Casualty:

8.  (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.  (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.  (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until date when the premises shall have been repaired and restored by Owner, subject to Owner’s right to elect not to restore the same as hereinafter provided.  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuilt it, then, in any of such events, Owner or Tenant may elect to terminate this lease by written notice to the other given within 90 days after such fire or casualty specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the data set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.  Unless Owner or Tenant as the case may be shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the condition of (b) and (c) hereof, with all reasonable expedition subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control.  After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonable possible all of Tenant’s salvageable inventory and movable equipment, furniture, and other property.  Tenant’s liability for rent shall resume thirty (30) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy.  (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty.  Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise.  The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release DE waiver shall not invalidate the insurance and also, provided that such a policy can be obtained without additional premiums.  Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

9.  If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease.

Assignment, Mortgage, Etc.:

10.  Tenant, for itself, successors and assigns expressly covenants that it shall nor assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of the covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.  The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

11.  Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building.  The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

12.  Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable time, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform, in the premises, following Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities.  Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein, provided they are within the walls.  Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise.  Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgages of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notice “To Let” and “For Sale” which notices Tenant shall permit to remain thereon without molestation.  If Tenant is not present to open and permit an entry into the premises in the event of an emergency, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property and such entry shall not render Owner or its agents liable thereof, nor in any event shall the obligations of Tenant hereunder be affected.  If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property there from.  Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.  Owner shall have the right at any time, without the same constituting an eviction and without incurring liability to Tenant thereof to change the arrangement and or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the building and to change the name, number or designation by which the building may be known.

Vault, Vault Space, Area:

13.  No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding.  Owners make no representation as to the location of the property line of the building.  All vaults and vault space and all such areas not within the Property line of the building, which Tenant may be permitted to use and or occupy, is to be used and or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction.  Any tax, fee or charge of municipal authorities for such vault or area vault shall be paid by Tenant.

Occupancy:

14.  Tenant will not at any time use or occupy the demised premises in violation of Article 2 hereof, or of, the certificate of occupancy issued for the building of which the demised premises are a part.  Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any.  In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations whether or not of record.

Bankruptcy:

15.  (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Landlord by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events:  (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute.  Neither Tenant nor any Person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises.  If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period.  In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four per cent (4%) per annum.  If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting.

Default:

16.  (a) if Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 365 of Title II of the U.S. Code (Bankruptcy Code); then, in any one or more of such events, upon Owner serving a written ten (10) day notice upon Tenant specifying the nature of said default and upon the expiration of said ten (10) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said ten (10) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default, then Owner may serve a written seven (7) days notice of cancellation of this lease upon Tenant, and upon the expiration of such seven (7) days, this lease and the term there under shall end and expire as fully and completely as if the expiration of such seven (7) day Period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
(b) If the notice provided for in (a) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice initiate a summary proceeding to dispossess; and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

Remedies of Owner and Waiver of Redemption:

17.  In case of any default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or, otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease.  The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages.  In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting.  Any such liquidated damages shall be paid in monthly installments by Tenant on the Tent day specified in this lease.  Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and or decorations shall not operate or be construed to release Tenant from liability.  Owner shall in no event be liable in anyway whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rent collected over the sums payable by Tenant to Owner hereunder.  In the event of a breach or threatened breach by Tenant or any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any proceedings and other remedies were not herein provided for.  Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

Fees and Expenses:

18.  If Tenant shall default in the observance of performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease.  Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant there under, and if Owner, in connection therewith or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney’s fees, in instituting, prosecuting or defending any actions or proceeding, such sums so paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner with five (5) days of rendition of any bill or statement to Tenant thereof, and if Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

No Representations by Owner:

19.  Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation, or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease.  Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition, and agrees to cake the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects.  All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

20.  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear excepted, and Tenant shall remove all its property.  Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease.  If the last day of the term of this lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it is a legal holiday in which case it shall expire at noon on the preceding day.

Quiet Enjoyment:

21.  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease, to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

22.  If Owner is unable to give possession of the demised premises on the date of commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants, or if the premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason.  Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for the inability to obtain possession) until after Owner shall have given Tenant written notice that the premises are substantially ready for Tenant’s occupancy.  If permission is given to Tenant to enter into the demised premises prior to the date specified as the commencement of the term of this lease.  Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions, and provisions of this lease, except as to the covenant to pay rent.  The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

23.  The failure of Owner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations set forth or hereafter adopted by owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation.  The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner.  No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided.  No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed in acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner.  No employee of Owner or owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employees shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

24.  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy.

Inability to Perform:

25.  This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, addition, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or when, in the judgment of Owner, temporary interruption of such services is necessary by reason of accident, mechanical breakdown, or to make repairs, alterations or improvements.

Bills and Notices:

26.  Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant, or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided.  Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Water Charges:

27.  Owner will install a line meter for said demised premises.  Upon installation of same, Tenant shall be responsible for payment of water charges therein.  Throughout the duration of Tenant’s occupancy Tenant shall keep said meter and installation equipment in god working order and repair at Tenant’s own cost and expense.  Tenant agrees to pay for water consumed, as shown on said meter as when bills are rendered.  Tenant covenants and agrees to pay the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system.  The bill rendered by Owner shall be payable by Tenant as additional rent.  Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to he paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

Sprinklers:

28.  Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the Insurance Services Office or any bureau, department or official of the federal, state or city government require or recommend the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, changes, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant’s expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non structural in nature.  Tenant is responsible for cost of the contract price for sprinkler supervisory service.  Independently of and in addition to any of the remedies reserved to owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth, as additional rent.

Heat, Cleaning:

29.  The is no heat supplied to demised premises.  Tenant may not use or store Kerosene or space heaters at anytime in or around the demised premises.  Charcoal or Gas barbeque grills may not be used inside demised.  Tenant shall at Tenant’s expense, keep demised premises clean and in order, to the satisfaction to Owner, and if demised premises are situated on the street floor, Tenant shall, at Tenant’s own expense make all repairs and replacements to the sidewalks and curbs adjacent thereto, and keep said sidewalks and curbs free from snow, ice, dirt and rubbish.  Tenant shall pay the cost of removal of any of Tenant’s refuse and rubbish from the building.  The removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building.

Security:

30.  Tenant has deposited with Owner, the sum of $ 9,500.00 as security for the faithful performance and observance by Tenant of the terms, provision and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the repayment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner.  In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner.  In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner.  Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:	31. The Captions are inserted only as a matter of convenience and for reference and in no way define limit or describe the scope of this lease not the intent of any provision thereof.

Definitions:

32.  The term “Owner” as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (or the Owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or lessee of the building, or of the land and building, that the purchases or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” or “re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “business days” as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof).  Sundays and all days designated as holidays by the applicable covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties of their successors in interest, or lessee of the building, or of the land and building, that the purchases or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder.  The words “re-enter” or re-entry” as used in this lease are not restricted to their technical legal meaning.  The term “business days” as used in this lease shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 30 hereof).  Sundays and all days designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

Adjacent Excavation- Shoring:

33.  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made.  Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

34.  Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt.  Notice of any additional rules or regulations shall be given in such manner as Owner may elect.  In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the building service union employees service contract or by the applicable employees, agents, visitors or licensees.

Estoppel Certificate:

35.  Tenant, at any time, and from time to time, upon at least ten (10) days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates which the rent and additional rent have been paid, and stating whether or not there exists any defaults by Owner under this lease, and, if so, specifying each such default.

Successors and Assigns:

36.  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:	OUR TWO BUDDIES, LLC, TANJ PROPERTIES, LLC, AND WAYPOINT PROPERTIES, LLC
By:

Witness for Tenant:		COFFEE HOLDING COMPANY, INC.
By:

OUR TWO BUDDIES, LLC, TANJ PROPERTIES, LLC,
AND WAYPOINT PROPERTIES, LLC
With
COFFEE HOLDING COMPANY, INC.
PREMISES:  FIVE GARAGES LOCATED AT
3475-3479 Victory Blvd., S.I., NY 10314.
RIDER ATTACHED TO LEASE
AND MADE A PART HEREOF

37.  RENT:  The rent from September 1, 2008 to August 31, 2009 is $114,000.00 per year shall be paid by the tenant to the Owner in lawful money of the United States of America in equal monthly installments in advance on the 1st day of each month during said term at the office of the Owner or at such other place as the Owner may designate, without any setoff or deduction whatsoever;

The rent for the remaining term is stated below shall be paid by the tenant to the Owner in lawful money of the United States of America in equal monthly installments in advance on the 1st day of each month during said term at the office of the Owner or at such other place as the Owner may designate, without any setoff or deduction whatsoever.

SECOND YEAR

= $ 117,420.00 per year

THIRD YEAR

= $ 120,942.60 per year

FOURTH YEAR

= $ 123,361.44 per year

FIFTH YEAR

= $ 127,062.24 per year

SIXTH YEAR

= $ 132,144.72 per year

SEVENTH YEAR

= $ 137,430.48 per year

EIGHTH YEAR

= $ 142,927.68 per year

NINTH YEAR

= $ 148,644.72 per year

TENTH YEAR

= $ 154,590.48 per year

ELEVENTH YEAR

= $ 162,320.16 per year

TWELFTH YEAR

= $ 170,436.12 per year

THIRTEENTH YEAR

= $ 178,957.80 per year

FOURTEENTH YEAR

= $ 187,905.84 per year

FIFTHTEENTH YEAR

= $ 197,301.12 per year

38.  This lease shall be deemed and constituted to be a triple net lease and the Owner shall not be obligated to pay for any charges or obligations for the maintenance; repair, and/or replacement of any thing at the demised premises, except as provided herein and the tenant shall pay to the landlord absolutely throughout the terms of this lease, fixed rents and the payments herein free of any charges or deductions of any amount and without abatement or setoff other than those herein expressly provided for.

39.  Owner’s consent is required for the installation by tenant of a sign on the demised premises, provided, however, tenant shall first submit the design for such sign to landlord and obtain landlord’s consent thereto in writing.  In any event, the sign’s size, color and design shall be dictated by the landlord.

40.  Tenant covenants and agrees throughout the term of this lease to maintain public liability insurance covering the demised premises and the landlord in amounts of not less than

$1,000,000.00 plus all risk coverage on the building; tenant shall pay for and maintain its own insurance Covering the contents and property of the tenant within the demises premises.

41.  Tenant covenants to provide and keep in force during the demised term comprehensive general liability insurance relative to the demised premises and its appurtenances on an occurrence basis with minimum limits of liability in amounts of Three Hundred Thousand Dollars ($300,000.00) for bodily injury, personal injury or death to one or more persons, and Three Hundred Thousand Dollars ($300,000.00) with respect to damage to property by water or otherwise;

42.  The rent is due and payable on the first of the month without any demand being required.  Rent not received by the 10th day of the month (or received by check which is later dishonored) shall be subject to a LATE CHARGE in the amount of $5%.  In addition, if the landlord, due to tenant’s arrearage or other violation of this lease, engages an attorney and/or a City Marshall for purposes of collecting the overdue rent or otherwise evicting the tenant, the tenant shall be subject to a charge of $400.00 as and for collection and legal fees.  Both of these charges shall, at the option of the landlord, be considered as additional rent.  Any termination of this lease shall he in no way affected by this paragraph and in no event shall be deemed inconsistent herewith.

43.  This paragraph is intentionally left Blank

44.  Regarding Article 16 herein, it is understood that the expiration of the seven (7) day term is a conditional limitation automatically and irrevocable terminating the lease and ending the tenancy.

45.  Tenant shall be responsible for the acts of their customers, guests, invitees and/or anyone else on the premises at the invitation of the tenants or anyone in their employ or anyone occupying or using space.  In this regard should any of the enumerated parties commit acts which are in violation of any of the terms of this lease, or are in anyway detrimental to the person or property of the landlord or any of his staff on the premises, or more specifically commit acts of vandalism or mischief on the premises, then in that event the tenant agrees that the cost of such violations, breaches, vandalism, etc. shall be immediately due and payable to the landlord and shall be considered as additional rent at the option of the landlord.  Furthermore the commission of any of the acts herein or the damage of the person or property of the landlord or staff shall be a material breach of this lease, and the lease shall be subject to termination pursuant to article 16 herein.  In that regard the first five (5) day notice served pursuant to article 16 shall contain a listing of the violations and the amount by which the landlord has been damaged.  The remedy or cure referred to in article 16 shall, in this regard, be deemed to include not only the ceasing of said violations within the five (5) day period but also the full and complete payment of enumerated damages to the landlord.  These charges shall at the option of the landlord be considered as additional rent,

46.  If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorney’s fees, in the amount of $500.00, and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount.  Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be “additional rent” hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

47.  The Tenant waives all rights to redeem under any law of the State of New York.

48.  The landlord shall not be required to furnish any services to the leased property, including but not limited to heat, water, and power.  The landlord shall not be liable for any failure of water supply and electric current or of any service by any utility; for injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow, which may flow or leak from any part of the leased property, or from any pipes, appliances  or plumbing works from the street or subsurface, or from any other place; or for interference with light or other easements, however caused.  The tenant shall pay all charges from steam, gas, electricity, water, light, heat, power and other services used in or about or supplied to the leased property, and shall indemnify the landlord against any liability on such account.

49.  Tenant shall have the right to terminate this lease upon one (1) years written notice to Owners.

50.  If any provision of any rider to this Lease shall conflict with any printed provision then the provision of the rider shall control.

OUR TWO BUDDIES, LLC,
TANJ PROPERTIES, LLC,
AND WAYPOINT PROPERTIES, LLC

By: ____________________________

COFFEE HOLDING, INC.

By: ____________________________